Schedule A

                         RULE 10F-3 TRANSACTIONS REPORT
                         ------------------------------
                       April 1, 2002 through May 10, 2002
             Affiliated Underwriter: Banc of America Securities, LLC

                               Type of
                               Security*  Date                                     Principal/           Price               % of
                               (1),(2),  Offering   Purchase                         Shares    Price    Paid       % of     Fund
             Issuer            (3),(4)   Commenced    Date      Selling Broker**   Purchased   /Par     By Fund     Issue   Assets
------------------------------------------------------------------------------------------------------------------------------------
NATIONS RESERVES
NATIONS CONVERTIBLE SECURITIES
Alltel Corporation              1       04/30/02   04/30/02   Salomon Smith Barney   97,000   $50.00  $4,850,000   0.39%    0.70%
Sonic Automotive Corporation,
 5.25%, 05/7/09                 1       05/01/02   05/01/02      Merrill Lynch      193,000  $100.00    $193,000   0.15%    0.03%


* The following designations identify whether the securities are: (1) part of a Registered Offering; (2) part of an Eligible Foreign Offering; (3) part of an Eligible Rule 144A Offering; or (4) Eligible Municipal Securities, as such terms are defined in the Procedures for Investment Pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.

** The Selling Broker is not affiliated with the Affiliated Underwriter.

The amount of securities of any class purchased by a Fund and any other investment companies advised by a Sub-Adviser or Adviser to the Funds may not exceed (i) 25% of the principal amount of the offering of such class or (ii) if an Eligible Rule 144A offering, 25% of the total of the principal amount of the offering of such class sold to qualified institutional buyers plus the principal amount of the offering of such class in any concurrent public offering.
The securities were offered in a firm commitment underwriting (unless a rights offering) and the securities purchased were of an issuer who had been in continuous operations for not less than three years, including predecessors (except for Eligible Municipal Securities).